UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 16, 2013

            TTM TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31285	91-1033443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1665 Scenic Avenue, Suite 250

                Costa Mesa, California 92626

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (714) 327-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 20, 2013, TTM Technologies, Inc., or the Company, completed its previously announced offering of $220 million aggregate principal amount of its 1.75% Convertible Senior Notes due 2020, or the Notes. The Notes were offered and sold in an underwritten public offering pursuant to an Underwriting Agreement, dated December 16, 2013, entered into by and among the Company, and J.P. Morgan Securities LLC and RBS Securities Inc. as representatives of the several underwriters, or collectively, the Underwriters. The Company also granted the Underwriters an over-allotment option to purchase, within 30 days from December 16, 2013, up to an additional $30 million aggregate principal amount of the Notes on the same terms and conditions. The net proceeds from the sale of the Notes were approximately $213 million after deducting the Underwriters’ discounts and commissions and the estimated offering expenses payable by the Company. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.2 and is incorporated herein by reference.

Indenture and the Notes

On December 20, 2013, in connection with the issuance of the Notes, the Company entered into an indenture, or the Indenture, with respect to the Notes with American Stock Transfer & Trust Company, LLC, as trustee. Interest on the notes will be paid semiannually in arrears on June 15 and December 15 of each year at the rate of 1.75% per year, beginning on June 15, 2014. The notes will mature on December 15, 2020, unless repurchased or converted in accordance with their terms prior to such date. The Company may not redeem the Notes prior to their maturity. The Notes are the Company’s senior unsecured obligations.

Prior to March 15, 2020, the Notes will be convertible at the option of holders only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Notes may be settled in shares of the Company’s common stock, par value $0.001 per share, or the Common Stock, cash, or a combination of cash and shares of the Common Stock, at the Company’s election. The conversion rate for the Notes will initially be 103.7613 shares per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $9.64 per share, and is subject to adjustment under the terms of the Notes. Holders of the Notes may require the Company to repurchase the Notes for cash equal to 100% of the principal amount to be repurchased plus accrued and unpaid interest, if any, upon the occurrence of a Fundamental Change (as defined in the Indenture). The Company will also increase the conversion rate in certain circumstances for holders who convert their Notes in connection with Make-Whole Fundamental Changes (as defined in the Indenture) that occur prior to maturity.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare 100% of the principal of and accrued and unpaid interest on all the outstanding Notes to be due and payable. In the case of certain events of bankruptcy or insolvency relating to the Company, 100% of the principal of and accrued and unpaid interest on all the outstanding Notes will automatically become and be due and payable immediately

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture (and the form of Note included therein), which is attached hereto as Exhibit 4.8 and is incorporated herein by reference.

Convertible Note Hedge and Warrant Transactions

In connection with the offering of the Notes, on December 16, 2013, the Company entered into convertible note hedge transactions, or the Purchased Call Options, with respect to shares of Common Stock with JPMorgan Chase Bank, National Association, London Branch, RBC Capital Markets, LLC and Deutsche Bank AG, London Branch, or, collectively, the Counterparties. The Purchased Call Options cover, subject to certain adjustments substantially similar to those contained in the Notes, up to approximately 22.8 million shares of Common Stock, at a strike price of $9.6375, also subject to adjustment. The Purchased Call Options will expire upon the maturity of the Notes, if not earlier exercised or terminated.

Separately, on December 16, 2013, the Company also entered into warrant transactions, or the Sold Warrants, whereby the Company sold to the Counterparties warrants to acquire, subject to customary anti-dilution adjustments, up to approximately 22.8 million shares of Common Stock at a strike price of $14.2635, also subject to adjustment. The Sold Warrants were issued to the Counterparties pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

The Purchased Call Options are expected generally to reduce the potential equity dilution and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, upon conversion of the Notes in the event that the market value per share of Common Stock, as measured under the terms of the Purchased Call Options, on each trading day of the relevant observation period is greater than the strike price of the Purchased Call Options, which initially corresponds to the conversion price of the Notes and is subject, with certain exceptions, to adjustments substantially similar to those contained in the Notes. If, however, the market value per share of Common Stock, as measured under the terms of the Sold Warrants, during the measurement period at maturity of the Sold Warrants exceeds the strike price of the Sold Warrants, there would nevertheless be dilution to the extent that such market value per share of Common Stock exceeds the applicable strike price of the Sold Warrants.

The Company used $28.6 million of the net proceeds from the offering of the Notes to pay the cost of the Purchased Call Options, after such cost was partially offset by the proceeds that the Company received from the sale of the Sold Warrants. The Purchased Call Options and the Sold Warrants are separate transactions entered into by the Company with the Counterparties, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Purchased Call Options or the Sold Warrants.

In connection with the Purchased Call Options and the Sold Warrants, the Company and the Counterparties entered into certain letter agreements, or collectively, the Confirmations. Copies of the Confirmations are attached hereto as Exhibits 10.29, 10.30, 10.31, 10.32, 10.33 and 10.34 and are incorporated herein by reference.

Repurchases of 3.25% Convertible Senior Notes due 2015 and Partial Unwind Agreements

The Company used $[147.9] million of the net proceeds from the offering of the Notes to fund repurchases of $[142.6] million aggregate principal amount of the Company’s outstanding 3.25% Convertible Senior Notes due 2015, or the 2015 Notes. In connection with such repurchases, on each of December 16, 2013 and December 19, 2013, the Company entered into partial unwind agreements with JPMorgan Chase Bank, National Association, London Branch, pursuant to which, in the aggregate, a portion of the convertible note hedge transactions and warrant transactions the Company entered into with JPMorgan Chase Bank, National Association, London Branch at the time of the offering of the 2015 Notes were terminated.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 under “Repurchases of 3.25% Convertible Senior Notes due 2015 and Partial Unwind Agreements” is incorporated by reference into this Item 1.02

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by Item 3.02 is contained in Item 1.01 and is incorporated herein by reference.

Item 8.01.	Other Events.

On December 16, 2013 and December 17, 2013, respectively, the Company announced the offering and the pricing of the Notes, and on December 20, 2013, the Company announced the closing of the offering of the Notes. Copies of these press releases are attached as Exhibits 99.1, 99.2 and 99.3, respectively, hereto and incorporated herein by reference.

Attached as Exhibit 5.1 hereto and incorporated herein by reference is a copy of the opinion of Greenberg Traurig, LLP relating to the validity of the Notes sold in the offering.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

1.2	Underwriting Agreement, dated December 16, 2013, among TTM Technologies, Inc., J.P. Morgan Securities LLC, RBS Securities Inc. and Barclays Capital Inc.

4.8	Indenture, dated as of December 20, 2013, between TTM Technologies, Inc. and American Stock Transfer & Trust Company, LLC.

5.1	Opinion of Greenberg Traurig, LLP.

10.29	Call Option Transaction Confirmation, dated as of December 16, 2013, between TTM Technologies, Inc. and JPMorgan Chase Bank, National Association, London Branch.

10.30	Warrant Transaction Confirmation, dated as of December 16, 2013, between TTM Technologies, Inc. and JPMorgan Chase Bank, National Association, London Branch.

10.31	Call Option Transaction Confirmation, dated as of December 16, 2013, between TTM Technologies, Inc. and RBC Capital Markets, LLC.

10.32	Warrant Transaction Confirmation, dated as of December 16, 2013, between TTM Technologies, Inc. and RBC Capital Markets, LLC.

10.33	Call Option Transaction Confirmation, dated as of December 16, 2013, between TTM Technologies, Inc. and Deutsche Bank AG, London Branch.

10.34	Warrant Transaction Confirmation, dated as of December 16, 2013, between TTM Technologies, Inc. and Deutsche Bank AG, London Branch.

99.1	Press Release issued December 16, 2013, announcing offering of $150 million of Convertible Senior Notes.

99.2	Press Release issued December 17, 2013, announcing pricing of $220 million of 1.75% Convertible Senior Notes due 2020.

99.3	Press Release issued December 20, 2013, announcing closing of offering of $220 million of 1.75% Convertible Senior Notes due 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2013	TTM TECHNOLOGIES, INC.

	By:	/s/ Todd B. Schull
Todd B. Schull
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description

1.2	Underwriting Agreement, dated December 16, 2013, among TTM Technologies, Inc., J.P. Morgan Securities LLC, RBS Securities Inc. and Barclays Capital Inc.

4.8	Indenture, dated as of December 20, 2013, between TTM Technologies, Inc. and American Stock Transfer & Trust Company, LLC.

5.1	Opinion of Greenberg Traurig, LLP.

10.29	Call Option Transaction Confirmation, dated as of December 16, 2013, between TTM Technologies, Inc. and JPMorgan Chase Bank, National Association, London Branch.

10.30	Warrant Transaction Confirmation, dated as of December 16, 2013, between TTM Technologies, Inc. and JPMorgan Chase Bank, National Association, London Branch.

10.31	Call Option Transaction Confirmation, dated as of December 16, 2013, between TTM Technologies, Inc. and RBC Capital Markets, LLC.

10.32	Warrant Transaction Confirmation, dated as of December 16, 2013, between TTM Technologies, Inc. and RBC Capital Markets, LLC.

10.33	Call Option Transaction Confirmation, dated as of December 16, 2013, between TTM Technologies, Inc. and Deutsche Bank AG, London Branch.

10.34	Warrant Transaction Confirmation, dated as of December 16, 2013, between TTM Technologies, Inc. and Deutsche Bank AG, London Branch.

99.1	Press Release issued December 16, 2013, announcing offering of $150 million of Convertible Senior Notes.

99.2	Press Release issued December 17, 2013, announcing pricing of $220 million of 1.75% Convertible Senior Notes due 2020.

99.3	Press Release issued December 20, 2013, announcing closing of offering of $220 million of 1.75% Convertible Senior Notes due 2020.